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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  -----------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2003


                             BLUE RIDGE ENERGY, INC.
             (Exact name of Registrant as specified in its charter)



            NEVADA                        0-277443                61-1306702
(State or other jurisdiction of         (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


                10777 WESTHEIMER RD., SUITE 170
                         HOUSTON, TX                               77042
           (Address of principle executive offices)              (Zip Code)

                                 (832) 358-3900
              (Registrant's telephone number, including area code)





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ITEM 4.  Changes in Registrant's Certifying Accountant

(a) At its Board Meeting of September 30, 2003, the Board of Directors of Blue Ridge Energy, Inc. (the Company) engaged the accounting firm of Carpenter, Mountjoy & Bressler, PSC as the Company's independent certifying accountants for the year ended December 31, 2003.

(b) Ernst & Young, LLP's last involvement was with the Form 10-QSB for June 30, 2003 which was filed August 14, 2003. Ernst & Young, LLP was notified of the change in auditors on September 30, 2003.

(c) The reports of Ernst & Young, LLP on the Company's consolidated financial statements for the past two years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(d) During the two years in the period ended December 31, 2002, and the subsequent interim periods preceding the change on September 30, 2003, there were no disagreements with Ernst & Young, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, LLP would have caused the firm to make reference to the matter of the disagreement in their reports.

(e) During the two years in the period ended December 31, 2002 and the subsequent interim periods preceding the change on September 30, 2003, no reportable events occurred in connection with the relationship between Ernst & Young, LLP and the Company.

(f) The Company has requested Ernst & Young, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as
         Exhibit 1 to this report.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Blue Ridge Energy, Inc.

Date:  October 2, 2003                    By: /s/ Norman G. Haisler
                                              -----------------------------
                                              Norman G. Haisler
                                              Sr. Vice President - Finance & CFO